Exhibit 99.1

Laskawy Resigns from Goodyear Board

AKRON, Ohio, Dec. 4, 2002 – The Goodyear Tire & Rubber Company announced today that Philip A. Laskawy, 61, has resigned from its board of directors to accept a position on the General Motors Corp. board. Laskawy, retired chairman and chief executive officer of Ernst & Young LLP, had been a member of Goodyear’s board since August 2001.

As Goodyear is a major supplier to GM, Laskawy and Goodyear felt his position on the automaker’s board could represent a conflict.

“I regret Phil’s need to leave the board and thank him for the many contributions he has made over the last 16 months,” said Sam G. Gibara, Goodyear’s chairman and chief executive officer.

Goodyear’s board now includes 11 members, 9 of who are independent.

Goodyear is the world’s largest tire company. Headquartered in Akron, Ohio, the company manufactures tires, engineered rubber products and chemicals in more than 90 facilities in 28 countries. It has marketing operations in almost every country around the world. Goodyear employs about 95,000 people worldwide.

Contact: Keith Price
330-796-1863
12/04/2002